                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement of The Kroger Co. on Form S-3 of our report (which contains an explanatory paragraph relating to the Company's change in its application of the LIFO method of accounting for store inventories) dated January 28, 1999, on our audits of the consolidated financial statements of The Kroger Co. as of January 2, 1999 and December 27, 1997, and for the years ended January 2, 1999, December 27, 1997, and December 28, 1996, which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1999, our report dated April 30, 1999, on our audit of the financial statements of The Kroger Co. as of and for the twenty-eight days ended January 30, 1999, which report is included in the Company's Current Report on Form 8-K dated May 10, 1999, our report (which contains an explanatory paragraph that describes a change in the Company's application of the LIFO method of accounting for store inventories and an explanatory paragraph that discloses that the supplemental financial statements give retroactive effect to the merger of The Kroger Co. and Fred Meyer, Inc. on May 27, 1999, which has been accounted for as a pooling of interests), dated May 28, 1999 on our audit of the supplemental consolidated financial statements of The Kroger Co. as of January 2, 1999 and December 27, 1997, and for the years ended January 2, 1999, December 27, 1997, and December 28, 1996, which report is included in the Company's Current Report on Form 8-K dated May 28, 1999, and our report (which contains an explanatory paragraph relating to the Company's change in its application of the LIFO method of accounting for store inventories) dated January 28, 1999, except for the Guarantor Subsidiaries note, as to which the date is August 13, 1999, on our audits of the consolidated financial statements of The Kroger Co. as of January 2, 1999 and December 27, 1997, and for the years ended January 2, 1999, December 27, 1997, and December 28, 1996, which report is included in the Company's Current Report on Form 8-K dated August 20, 1999. We also consent to the references to our firm under the caption "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cincinnati, Ohio
August 20, 1999